Exhibit T3B-2

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Arazi S.à r.l. Siège social: L-2163 Luxembourg, 40, avenue Monterey R.C. Luxembourg: B 160.782

Statuts coordonnés déposés au registre de commerce et des sociétés à Luxembourg.

Pour mention aux fins de la publication au Mémorial, Recueil des Sociétés et Associations C.

Echternach, le 22 octobre 2015

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Arazi S.à r.l. Siège social: L-2163 Luxembourg, 40, avenue Monterey R.C. Luxembourg: B 160.782

CONSTITUTION:

La société a été constituée suivant acte reçu par le notaire Martine SCHAEFFER, de résidence à Luxembourg, en date du 02 mai 2011, publié au Mémorial C Recueil des Sociétés et Associations numéro 1710 du 28 juillet 2011.

MODIFICATIONS:

Date	Notaire	Publication
08.06.2012	Henri HELLINCKX	N°1763	13.07.2012
	(remplacé par C. WERSANDT)
25.10.2013	Henri HELLINCKX	N°3202	17.12.2013
14.09.2015	Henri BECK

STATUTS COORDONNES

Art. 1. Form. There is established by the appearing party a société à responsabilité limitée (the «Company») governed by the laws of the Grand-Duchy of Luxembourg, especially the law of August 10th, 1915 on commercial companies, as amended, by article 1832 of the Civil Code, as amended, and by the present articles of Incorporation.

The Company is initially composed of a single shareholder, owner of all the shares. The Company may however at any time be composed of several shareholders, notably as a result of the transfer of shares or the issue of new shares.

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Art. 2. Name. The Company will exist under the name of “Arazi S.á r.l.”.

Art. 3. Object. The Company’s object is to take participations and interests, in any form whatsoever, in any commercial, industrial, financial or other, Luxembourg or foreign enterprises; to acquire any securities and rights through participation, contribution, underwriting firm purchase or option, negotiation or in any other way and namely to acquire patents and licences, and other property, rights and interest in property as the Company shall deem fit, and generally to hold, manage, develop, sell or dispose of the same, in whole or in part, for such consideration as the Company may think fit, and in particular for shares or securities of any company purchasing the same; to enter into, assist or participate in financial, commercial and other transactions, and to grant to any holding company, subsidiary, or fellow subsidiary, or any other company associated in any way with the Company, or the said holding company, subsidiary or fellow subsidiary, in which the Company has a direct or indirect financial interest, any assistance, loans, advances or guarantees; to borrow and raise money in any manner and to secure the repayment of any money borrowed; finally to perform any operation which is directly or indirectly related to its purpose.

The Company can perform all commercial, technical and financial operations, connected directly or indirectly in all areas as described above in order to facilitate the accomplishment of its purpose.

Art. 4. Duration. The Company is formed for an unlimited duration.

The Company may be dissolved at any time by decision of the single shareholder or pursuant to a resolution of the general meeting of shareholders, as the case may be.

Art. 5. Registered Office. The registered office is established in the City of Luxembourg.

The registered office may be transferred to any other place within the City of Luxembourg by decision of the management.

The management may establish subsidiaries and branches where it deems useful, whether in the Grand-Duchy of Luxembourg or abroad.

Art. 6. Capital. The Company’s share capital is set at twenty thousand United States dollar (USD 20,000.-), represented by twenty thousand (20,000) shares in registered form, with a par value of one United States dollar (USD 1.-) each, all subscribed and fully paid-up.

Art. 7. Amendment of the capital. The capital may at any time be amended by decision of the single shareholder or pursuant to a resolution of the general meeting of shareholders, as the case may be.

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Art. 8. Rights and Duties attached to the shares. Each share entitles its owner to equal rights in the profits and assets of the Company and to one vote at the general meetings of shareholders.

If the Company is composed of a single shareholder, the latter exercises all powers which are granted by law and the articles of incorporation to all the shareholders.

Ownership of a share carries implicit acceptance of the articles of incorporation of the Company and the resolutions of the single shareholder or the general meeting of shareholders.

The creditors or successors of the single shareholder or of any of the shareholders may in no event, for whatever reason, request that seals be affixed on the assets and documents of the Company or an inventory of assets be ordered by court; they must, for the exercise of their rights, refer to the Company’s inventories and the resolutions of the single shareholder or the general meeting of shareholders, as the case may be.

Art. 9. Indivisibility of shares. Each share is indivisible as far as the Company is concerned.

Co-owners of shares must be represented towards the Company by a common attorney-in-fact, whether appointed amongst them or not.

Art. 10. Transfer of shares. When the Company is composed of a single shareholder, the single shareholder may transfer freely its shares.

When the Company is composed of several shareholders, the shares may be transferred freely amongst shareholders only.

The shares can be transferred by living persons to non-shareholders only with the authorization of the general meeting of shareholders representing at least three-quarters of the capital.

Art. 11. Formalities. The transfer of shares must be evidenced by a notarial deed or by a deed under private seal.

Any such transfer is not binding upon the Company and upon third parties unless duly notified to the Company or accepted by the Company, in pursuance of article 1690 of the Civil Code.

Art. 12. Redemption of shares. The Company may redeem its own shares in accordance with the provisions of the law.

Art. 13. Incapacity, Bankruptcy or insolvency of a shareholder. The incapacity, bankruptcy, insolvency or any other similar event affecting the single shareholder or any of the shareholders does not put the Company into liquidation.

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Art. 14. Manager(s) / Board of Managers. The shareholders may decide to appoint managers of two different classes, i.e. one or several class A managers and one or several class B managers.

The class B managers shall be elected from candidates who shall be residents of or have their place of work in the Grand-Duchy of Luxembourg; the class A managers shall be elected from candidates who need not be residents of the Grand Duchy of Luxembourg.

The Managers need not be shareholders. Each manager will be elected by the single shareholder or by the shareholders’ meeting, which will determine their number and the duration of their mandate. They may be removed at any time, with or without cause, by a resolution of the single shareholder or by a resolution of the shareholders’ meeting.

Art. 15. Meetings of the board of managers. The board of managers may choose from among its members a chairman, and may choose among its members one or more vicechairmen. The board of managers may also choose a secretary, who need not be a manager and who may be instructed to keep the minutes of the meetings of the board of managers and to carry out such administrative and other duties as directed from time to time by the board of managers. The chairman shall preside over all meetings of the board of managers. In his absence the members of the board of managers may appoint another manager as chairman pro tempore by vote of a majority of the managers present or represented at any such meeting.

The board of managers shall meet upon call by the chairman, or any two managers, at the place indicated in the notice of meeting. The person(s) convening the meeting shall determine the agenda. Notice in writing, by telegram, by telefax or e-mail of any meeting of the board of managers shall be given to all managers at least eight calendar days in advance of the hour set for such meeting, except in circumstances of emergency where twenty-four hours prior notice shall suffice which shall duly set out the reason for the urgency. This notice may be waived, either prospectively or retrospectively, by the consent in writing, by telegram, by telefax or e-mail of each manager. Separate notice shall not be required for meetings held at times and places described in a schedule previously adopted by resolution of the board of managers.

Any manger may act at any meeting of the board of managers by appointing in writing, by telegram, telefax or e-mail another manager as his proxy. A manager may not represent more than one of his colleagues.

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Any manager may participate in a meeting of the board of managers by conference call or similar means of communications equipment whereby all persons participating in the meeting can hear each other; and participating in a meeting by such means shall constitute presence in person at such meeting.

The board of managers may deliberate or act validly only if at least a majority of managers are present or represented at a meeting of the board of managers. If a quorum is not obtained within half an hour of the time set for the meeting the managers present may adjourn the meeting to a later time and venue. Notices of the adjourned meeting shall be given to the managers by the secretary to the board, if any, failing whom by any manager.

Decisions shall be taken by a majority vote of the managers present or represented at such meeting. In the event that in any meeting the number of votes for and against a resolution shall be equal, the chairman of the meeting shall have a casting vote.

Notwithstanding the foregoing, a resolution of the board of managers may also be passed by a circular document and be the result of one or several documents containing the resolutions and signed by each and every manager without any exception. The date of such a resolution shall be the date of the last signature.

Art. 16. Powers of the managers. The single manager or whether the case may be, the board of managers is vested with the broadest powers to perform all acts of administration and disposition in the Company’s interests. All powers not expressly reserved by the law or by these articles of incorporation to the general meeting of the members fall within the competence of the single manager or the board of managers.

Art. 17. Representation of the Company - Delegation of Powers. The Company shall be bound by the joint signature of any three managers provided that where two separate classes of managers have been appointed the signature of at least one manager of each class is required.

The board of managers may confer special powers for determined matters to one or more proxyholders, who need not be shareholders.

Art. 18. Representation of the Company in Legal Proceedings. In all legal proceedings, be it as plaintiff or as a defendant, the Company shall be represented by the single manager or its board of managers, who may delegate this function to its chairman or any other of its members.

Art. 19. Liability of the manager. No manager commits itself, by reason of its functions, to any personal obligation in relation to the commitments taken on behalf of the Company. It is only liable for the performance of its duties.

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Art. 20. General meeting of shareholders. If the Company is composed of one single shareholder, the latter exercises the powers granted by law to the general meeting of shareholders. Articles 194 to 196 and 199 of the law of August 10th , 1915, are not applicable to that situation.

If the Company is composed of several shareholders, the decisions of the shareholders are taken in a general meeting of shareholders or by a vote in writing on the text of the resolutions to be adopted which will be sent by the management to the shareholders by registered mail.

In this latter case, the shareholders are under the obligation to, within a delay of fifteen days as from the receipt of the text of the proposed resolution, cast their written vote and mail it to the Company.

Art. 21. Decisions. The decisions of the single shareholder or of the general meeting of shareholders are documented in writing, recorded in a register and kept by the management at the registered office of the Company. The votes of the shareholders and the power of-attorneys are attached to the minutes.

Art. 22. Financial year. The financial year begins on the first day of January and ends on the thirty-first day of December.

Art. 23. Balance-sheet. Each year, on the thirty-first day of December, the accounts are closed, the management draws up an inventory of assets and liabilities, the balance-sheet and the profit and loss account, in accordance with the law.

The balance sheet and the profit and loss account are submitted to the sole shareholder or, as the case may be, to the general meeting of shareholders for approval.

Each shareholder or its attorney-in-fact may peruse the financial documents at the registered office of the Company within a time period of fifteen days preceding the deadline set for the general meeting of shareholders.

Art. 24. Allocation of profits. From the annual net profits of the Company, five per cent shall be allocated to the reserve required by the law. This allocation shall cease to be required when the amount of the legal reserve shall have reached one tenth of the subscribed share capital.

The annual net profits shall be at the free disposal of the general meeting of the members.

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Subject to the conditions determined by law, the single manager or in existence of more than one manager, the board of managers may pay out an advance payment on dividends.

The single manager or the board of managers sets the amount and the date of payment of any such advance payment.

Art. 25. Dissolution, Liquidation. In the case of dissolution of the Company, for any cause and at any time, the liquidation will be carried out by one or several liquidators, shareholders or not, appointed by the single shareholder or by the general meeting of shareholders of the shareholders, as the case may be, who will set the powers and compensation of the liquidator(s).

Art. 26. Matters not provided. All matters not provided for by the present articles are determined in accordance with applicable laws.

Suit la version française

Art. 1. Forme. Il est formé par le comparant une société à responsabilité limitée (la «Société») régie par la loi du 10 août 1915 concernant les sociétés commerciales, telle que modifiée, par l’article 1832 du code civil, tel que modifié, ainsi que par les présents statuts.

La Société comporte initialement un associé unique, propriétaire de la totalité des parts sociales; elle peut, à toute époque, comporter plusieurs associés, par suite, notamment, de cession ou transmission desdites parts ou de création de parts nouvelles.

Art. 2. Dénomination. La Société prend la dénomination sociale de «Arazi S.à r.l.».

Art. 3. Objet. L’objet de la Société est de prendre des participations et des intérêts sous quelque forme que ce soit, dans toutes sociétés ou entreprises commerciales, industrielles, financières ou autres, luxembourgeoises ou étrangères et d’acquérir par voie de participation, d’apport, de souscription, de prise ferme ou d’option d’achat, de négociation ou de toute autre manière tous titres et droits, tous brevets et licences, et autres propriétés, droits et intérêts de propriété que la Société jugera approprié, et plus généralement les détenir, gérer, développer, les vendre ou en disposer, en tout ou partie, aux conditions que la Société jugera appropriées, et en particulier en contrepartie d’actions ou de titres de toute société les acquérant; de prendre part, d’assister ou de participer à des transactions financières, commerciales ou autres, et d’octroyer à toute société holding, filiale ou filiale apparentée, ou toute autre société liée d’une manière ou d’une autre à la Société ou aux dites holdings, filiales ou filiales apparentées dans lesquelles la Société a un intérêt financier direct ou indirect, tous concours, prêts, avances ou garanties; d’emprunter et de lever des fonds de quelque manière que ce soit et de garantir le remboursement de toute somme empruntée; enfin de mener à bien toutes opérations généralement quelconques se rattachant directement ou indirectement à son objet.

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La Société peut réaliser toutes opérations commerciales, techniques et financières, en relation directe ou indirecte avec les activités prédécrites aux fins de faciliter l’accomplissement de son objet.

Art. 4. Durée. La Société est constituée pour une durée illimitée.

La Société peut être dissoute à tout moment par décision de l’associé unique ou par résolution adoptée par l’assemblée générale des associés, selon le cas.

Art. 5. Siège social. Le siège social est établi dans la Ville de Luxembourg.

Il pourra être transféré en tout autre lieu de la Ville de Luxembourg en vertu d’une décision de la gérance.

La gérance pourra établir des filiales et des succursales au Luxembourg ou à l’étranger, où la gérance le jugera utile.

Art. 6. Capital social. Le capital social est fixé à vingt mille dollars américains (USD 20.000,-), représenté par vingt mille (20.000) parts sociales sous forme nominative, ayant une valeur nominale de un dollar américain (USD 1,-) chacune, toutes souscrites et entièrement libérées.

Art. 7. Modification du capital social. Le capital social pourra, à tout moment, être modifié moyennant décision de l’associé unique ou résolution adoptée par l’assemblée générale des associés, selon le cas.

Art. 8. Droits et Obligations attachés aux parts sociales. Chaque part sociale confère à son propriétaire un droit égal dans les bénéfices de la Société et dans tout l’actif social et à une voix à l’assemblée générale des associés.

Si la Société comporte un associé unique, celui-ci exerce tous les pouvoirs qui sont dévolus par la loi et les statuts à la collectivité des associés.

La propriété d’une part emporte de plein droit adhésion aux statuts de la Société et aux décisions de l’associé unique ou de la collectivité des associés.

Les créanciers ou ayants-droit de l’associé unique ou de l’un des associés ne peuvent, sous quelque prétexte que ce soit, requérir l’apposition des scellés sur les biens et documents de la société, ni faire procéder à aucun inventaire judiciaire des actifs sociaux; ils doivent, pour l’exercice de leurs droits, s’en rapporter aux inventaires sociaux et aux décisions de l’associé unique ou de l’assemblée générale des associés, selon le cas.

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Art. 9. Indivisibilité des parts sociales. Chaque part est indivisible à l’égard de la Société.

Les propriétaires indivis de parts sociales sont tenus de se faire représenter auprès de la Société par un mandataire commun pris parmi eux ou en dehors d’eux.

Art. 10. Cession de parts. En cas d’un associé unique, les cessions ou transmissions, sous quelque forme que ce soit, de parts sociales détenues par l’associé unique sont libres.

En cas de pluralité d’associés, les parts sociales sont librement cessibles entre associés seuls.

Les parts sociales ne peuvent être cédées entre vifs à des non- associés que moyennant l’agrément de l’assemblée générale des associés représentant les trois quarts du capital social.

Art. 11. Formalités. La cession de parts sociales doit être formalisée par acte notarié ou par acte sous seing privé.

De telles cessions ne sont opposables à la Société et aux tiers qu’après qu’elles ont été signifiées à la Société ou acceptées par elle conformément à l’article 1690 du code civil.

Art. 12. Rachat des parts sociales. La Société peut racheter ses propres actions conformément aux dispositions légales.

Art. 13. Incapacité, Faillite ou Déconfiture d’un associé. L’incapacité, la faillite ou la déconfiture ou tout autre événement similaire de l’associé unique ou de l’un des associés n’entraîne pas la dissolution de la Société.

Art. 14. Gérants, Conseil de Gérance. Les associés peuvent décider de nommer des gérants de deux catégories différentes, c’est- à-dire un ou plusieurs gérant(s) de classe A et un ou plusieurs gérant(s) de classe B.

Les gérants de classe B sont élus parmi des candidats qui doivent être résidents ou avoir leur lieu de travail au Grand-Duché de Luxembourg; les gérants de classe A seront élus parmi des candidats qui ne sont pas nécessairement des résidents du Grand-Duché de Luxembourg.

Les gérants ne doivent pas être associés. Chaque gérant sera nommé par l’associé unique ou l’assemblée des associés, selon le cas, qui déterminera leur nombre et la durée de leur mandat. Ils peuvent être révoqués à tout moment, avec ou sans motif, par décision de l’associé unique ou par une décision de l’assemblée générale.

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Art. 15. Réunions du Conseil de Gérance. Le conseil de gérance peut choisir parmi ses membres un président et peut choisir en son sein un ou plusieurs vice-présidents. Il peut également désigner un secrétaire qui n’a pas besoin d’être un gérant et qui peut être chargé de dresser les procès-verbaux des réunions du conseil de gérance et d’exécuter des tâches administratives ou autres telles que décidées, de temps en temps, par le conseil de gérance. Le président préside les réunions du conseil de gérance. En l’absence du président, les membres du conseil de gérance peuvent désigner un autre gérant pour assumer la présidence pro tempore, par un vote à la majorité des gérants présents ou représentés lors de cette réunion.

Le conseil de gérance se réunit sur convocation du président ou de deux gérants au lieu indiqué dans l’avis de convocation. La ou les personnes convoquant l’assemblée déterminent l’ordre du jour. Un avis par écrit, télégramme, télécopie ou e-mail contenant l’ordre du jour sera donné à tous les gérants au moins huit jours avant l’heure prévue pour la réunion, sauf s’il y a urgence, auquel cas l’avis de convocation, envoyé vingt-quatre heures avant la réunion, devra mentionner la nature de cette urgence. Il peut être passé outre à la nécessité de pareille convocation en cas d’assentiment préalable ou postérieur à la réunion, par écrit, télégramme, télécopie ou e-mail de chaque gérant. Une convocation spéciale n’est pas requise pour des réunions du conseil de gérance se tenant à des heures et à des endroits déterminés dans une résolution préalablement adoptée par le conseil de gérance.

Tout gérant peut se faire représenter en désignant par écrit ou par télégramme, télécopie ou e-mail un autre gérant comme son mandataire. Un gérant ne peut pas représenter plus d’un de ses collègues.

Tout gérant peut prendre part à une réunion du conseil de gérance au moyen d’une conférence téléphonique ou d’un équipement de communication similaire par lequel toutes les personnes participant à la réunion peuvent s’entendre; la participation à la réunion par de tels moyens vaut présence personnelle à cette réunion.

Le conseil de gérance ne peut délibérer et agir valablement que si la majorité des gérants sont présents ou représentés à une réunion du conseil de gérance. Si le quorum n’est pas obtenu une demi-heure après l’heure prévue pour la réunion, les gérants présents peuvent ajourner la réunion en un autre endroit et à une date ultérieure. Les avis des réunions ajournées sont donnés aux membres du conseil de gérance par le secrétaire, s’il y en a, ou à défaut par tout gérant.

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Les décisions sont prises à la majorité des votes des gérants présents ou représentés à chaque réunion. Au cas où, lors d’une réunion du conseil de gérance, il y a égalité de voix en faveur ou en défaveur d’une résolution, le président de la réunion aura une voix prépondérante.

Nonobstant les dispositions qui précèdent, une décision du conseil de gérance peut également être prise par voie circulaire et résulter d’un seul ou de plusieurs documents contenant les résolutions et signé(s) par tous les membres du conseil de gérance sans exception. La date d’une telle décision est celle de la dernière signature.

Art. 16. Pouvoirs du Conseil de Gérance. Le gérant unique ou, le cas échéant, le conseil de gérance est investi des pouvoirs les plus larges pour pouvoir passer les actes d’administration et de disposition dans l’intérêt de la Société. Tous pouvoirs que la loi ou les présents statuts ne réservent pas expressément à l’assemblée générale sont de la compétence du gérant unique ou du conseil de gérance.

Art. 17. Représentation de la Société - Délégation de pouvoirs. La Société sera engagée par les signatures conjointes de trois gérants à condition que lorsque deux classes de gérants ont été nommées, la signature d’au moins un gérant de chaque classe est requise.

Le conseil de gérance a le droit de déléguer certains pouvoirs déterminés à un ou plusieurs mandataires, qui n’ont pas besoin d’être associés.

Art. 18. Représentation de la Société en Justice. La Société est représentée dans toutes les instances de justice, tant en demandant qu’en défendant, par le conseil de gérance, qui peut déléguer cette fonction à son président ou à un autre de ses membres.

Art. 19. Responsabilité de la gérance. Le gérant ne contracte, à raison de ses fonctions, aucune obligation personnelle relativement aux engagements régulièrement pris par lui pour le compte de la Société. Il n’est responsable que de l’exécution de son mandat.

Art. 20. Décisions de l’associé ou des associés.

20.1. Lorsque la Société ne comporte qu’un associé unique, celui- ci exerce les pouvoirs dévolus par la loi à l’assemblée générale des associés. Dans ce cas les articles 194 à 196 ainsi que 199 de la loi du 10 août 1915 ne sont pas applicables.

20.2. En cas de pluralité d’associés, les décisions collectives sont prises lors d’une assemblée générale ou par vote écrit sur le texte des résolutions à adopter, lequel sera envoyé par la gérance aux associés par lettre recommandée.

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Dans ce dernier cas les associés ont l’obligation d’émettre leur vote écrit et de l’envoyer à la Société, dans un délai de quinze jours suivant la réception du texte de la résolution proposée.

Art. 21. Décisions. Les décisions de l’associé unique ou de l’assemblée générale des associés seront établies par écrit et consignées dans un registre tenu par la gérance au siège social. Les pièces constatant les votes des associés ainsi que les procurations leur seront annexées.

Art. 22. Année sociale. L’année sociale commence le premier janvier et finit le trente et un décembre de chaque année.

Art. 23. Bilan. Chaque année le trente et un décembre, les comptes sont arrêtés et la gérance dresse un inventaire des biens et des dettes et établit les comptes annuels conformément à la loi.

Le bilan et le compte de profits et pertes sont soumis à l’agrément de l’associé unique ou, suivant le cas. de l’assemblée générale des associés.

Tout associé, ainsi que son mandataire, peut prendre au siège social communication de l’inventaire et des comptes annuels, au cours d’une période de quinze jours précédant la date de l’assemblée générale.

Art. 24. Répartition des bénéfices. Des bénéfices nets annuels de la Société, cinq pour cent seront affectés à la réserve requise par la loi. Cette affectation cessera d’être exigée lorsque le montant de la réserve légale aura atteint un dixième du capital social souscrit.

L’assemblée générale des associés dispose librement du bénéfice net annuel.

Sous réserve des conditions fixées par la loi et conformément aux dispositions qui précèdent, le gérant unique ou le conseil de gérance peuvent procéder au versement d’un acompte sur dividendes aux associés. Le gérant unique ou le conseil de gérance détermineront le montant ainsi que la date de paiement de tels acomptes.

Art. 25. Dissolution, Liquidation. Lors de la dissolution de la Société, pour quelque cause et à quelque moment que ce soit, la liquidation sera faite par un ou plusieurs liquidateurs, associés ou non, nommés, selon le cas, par l’associé unique ou par l’assemblée générale des associés qui fixeront leurs pouvoirs et leurs émoluments.

Art. 26. Disposition générale. Pour tout ce qui n’est pas réglé par les présents statuts, l’associé unique ou les associés, selon le cas, se réfèrent aux dispositions légales en vigueur.

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Echternach, le 15 octobre 2015.

Pour la Société.

Le Notaire.